Q4 Fiscal 2023 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
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Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

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Q4 FY23 and Full Year FY23 Summary

Consolidated Results

- Q4 revenue up 11.1% to all-time quarterly record of $62.1 million
- Gross margin of 29.6% expanded 110 bps for the full year
- Adjusted EBITDA increased 18% from prior year to $9.0 million in Q4 and increased 16% to $30.4M for the full year
- Net Income of $3.7 million in Q4 or $0.48 per diluted share grew 20% from prior year; full year Net Income $10.7 million or $1.40 per diluted share

Service Segment

- Q4 Revenue up 15% and full year revenue up 19%; organic revenue grew 10% in Q4 and the full year
- Q4 Gross Profit grew 18% from PY and gross margin expanded 90 bps to 34.0%; Full Year Gross Profit grew 20% from PY
- Acquisition of TIC-MS closed just after end of fiscal year

Distribution Segment

- Q4 revenue growth of 5%; full year revenue growth of 3%
- Q4 gross margin expands 70 bps to 25.2%; full year gross margin expands 180 bps to 25.3%

Revenue

($ in millions)


Service Segment
+15%
$34.7
$39.8
Q4 FY22
Q4 FY23


Distribution Segment
$21.2
+5%
$22.3
Q4 FY22
Q4 FY23


Consolidated
$55.9
+11%
$62.1
Q4 FY22
Q4 FY23

Consolidated revenue up Q4 11% and FY 12% on Service segment strength and modest growth in Distribution

Service total revenue growth of Q4 15% and FY 19%; organic growth was very strong at 10% for both Q4 and FY

Distribution revenue growth of Q4 5% and FY 3%, despite continued extended vendor lead times


Full Year Consolidated
$205.0
+12%
$230.6
Service
Distribution
$122.0
+19 %
$144.9
$83.0
+3%
$85.7
FY22
FY23

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)


Service Segment
$11.5
$13.5
33.1%
34.0%
Q4 FY22
Q4 FY23


Distribution Segment
$5.2
$5.6
24.5%
25.2%
Q4 FY22
Q4 FY23


Consolidated
+15%
$16.7
$19.2
29.8%
30.9%
Q4 FY22
Q4 FY23

Consolidated gross margin of FY 29.6% expanded 110 bps

Service gross margin of Q4 34.0% expanded 90 basis points primarily due to improved productivity and positive impact from acquisitions, partially offset by start-up costs from new client-based lab implementations

Distribution gross margin expanded Q4 70 bps and FY 180 bps


Full Year Consolidated
Service
Distribution
$58.4
GM%
$38.9
31.9%
$19.5
23.5%
$68.4
GM%
$46.6
32.2%
$21.7
25.3%
FY22
FY23

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)


Net Income
$3.0
$3.7
Q4 FY22
Q4 FY23


Diluted EPS
$0.40
$0.48
Q4 FY22
Q4 FY23


Adjusted EPS*
$0.54
$0.60
Q4 FY22
Q4 FY23

Q4 net income of $3.7 million up 20% from PY and Diluted EPS $0.48 vs. $0.40 in prior year.

Full Year Net Income declined 6% from PY or down $0.10 per diluted share, which was negatively impacted by higher Interest Expense (approximately $0.21)


Full Year Net Income
$11.4
$10.7
FY22
FY23

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)


Service Segment
$6.0
$7.0
17.4%
17.7%
Q4 FY22
Q4 FY23


Distribution Segment
$1.6
$2.0
7.7%
8.8%
Q4 FY22
Q4 FY23


Consolidated
$7.7
+18%
$9.0
13.7%
14.5%
Q4 FY22
Q4 FY23

Consolidated adjusted EBITDA up Q4 18% and FY 16% from prior year

Service segment adjusted EBITDA up Q4 17% and FY 11%

Distribution adjusted EBITDA up Q4 21% and FY 30%


Full Year Consolidated
Service
Distribution
$26.3
$30.4
AM%
AM%
$20.3
16.6%
$22.6
15.6%
$6.0
7.2%
$7.8
9.1%
FY22
FY23

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Twelve Months Ended Mar 25, 2023	Mar 26, 2022
Net cash provided by operations	$17.0	$17.6
Capital expenditures (CapEx)	(9.4)	(10.2)
Operating free cash flow (FCF)**	**$7.5**	**$7.4**

Cash flow consistent with prior year

Capital expenditures primarily focused on technology, Service capabilities/expansion and rental pool assets and in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	Mar 25, 2023	Mar 26, 2022
Cash and cash equivalents	$1.5	$1.4
Total debt	49.1	48.5
Total net debt	**$47.6**	**$47.1**
Shareholders' equity	99.6	86.2
Total capitalization	**$148.7**	**$134.6**
Debt/total capitalization	33.0%	36.0%
Net debt/total capitalization	32.0%	35.0%

1.60x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$37.3M available from credit facility at quarter-end

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

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2024 Expectations

Service segment: For Fiscal 2024, expect Service organic revenue growth to be in the high-single digit range and Service gross margin improvement from prior year. Investments in the high-growth NEXA business as well as new client-based labs will support additional revenue growth and margin expansion in the second half of the year but will temporarily weigh on year-over-year gross margin expansion in the first quarter of FY24.

Total Transcat: We expect the fiscal 2024 income tax rate to be in the range of 21% to 23%

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of May 22, 2023*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13738813***
  Telephone replay available through **Tuesday, May 30, 2023**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

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Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q4	FY 2022	FY 2023 Q4	FY 2023
Net Income	$ 3,048	$ 11,380	$ 3,658	$ 10,688
+Interest Expense	258	810	781	2,417
+Other (Expense) / Income	114	143	248	344
+Tax Provision	1,095	1,810	1,168	2,799
Operating Income	$ 4,515	$ 14,143	$ 5,855	$ 16,248
+Depreciation & Amortization	2,578	9,077	2,712	10,955
+Acquisition Related Add-Back	26	902	59	185
+Other (Expense) / Income	(114)	(143)	(248)	(344)
+Noncash Stock Compensation	647	2,328	620	3,377
Adjusted EBITDA	$ 7,652	$ 26,307	$ 8,998	$ 30,421

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q4	FY 2023 Q4
Service Operating Income	$ 3,532	$ 4,547
+Depreciation & Amortization	2,070	2,147
+Acquisition Related Add-Back	26	59
+Other (Expense) / Income	(82)	(170)
+Noncash Stock Compensation	482	456
Service Adjusted EBITDA	$ 6,028	$ 7,039
Distribution Operating Income	$ 983	$ 1,308
+Depreciation & Amortization	508	565
+Other (Expense) / Income	(32)	(78)
+Noncash Stock Compensation	165	164
Distribution Adjusted EBITDA	$ 1,624	$ 1,959
Service EBITDA	$6,028	$7,039
Distribution EBITDA	$1,624	$1,959
Total Adjusted EBITDA	$7,652	$8,998

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Adjusted Diluted EPS Reconciliation

($ in thousands)

	Q4 FY22	Q4 FY 23
GAAP Net Income (loss)	$ 3,048	$ 3,658
Add back (deduct)		
Amortization of Intangibles	1,098	1,043
Acquisition deal costs	26	59
Acq Stock Expense	239	167
Acquisition Amortization of backlog	90	-
Income Tax Effect at 25%	(363)	(317)
Non-GAAP adjusted net income	$ 4,138	$ 4,610
Average diluted shares outstanding	7,636	7,688
Diluted income (loss) per share - GAAP	$ 0.40	$ 0.48
Diluted income per share - Non-GAAP	$ 0.54	$ 0.60

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.